Exhibit 10.13

OPTIONS MEDIA GROUP HOLDINGS, INC.
123 NW 13th Street, Suite 300
Boca Raton, FL 33432
Facsimile: (561) 892-2618

April 6, 2011

Mr. Scott Frohman
123 NW 13th Street, Suite 300
Boca Raton, FL 33432

Re:           Series E Preferred Stock

Dear Scott:

This letter (this “Amendment”) sets forth our understanding regarding the amendments to that certain letter agreement dated August 11, 2010 (the “Letter Agreement”) by and between you and Options Media Group Holdings, Inc., a Nevada corporation (“OPMG”). The parties intend to amend the vesting schedule for the Series E Preferred Stock of OPMG, as set forth in the Letter Agreement, to include all software licenses (not just anti-virus software) sold by or on behalf of PhoneGuard.

For $10.00 and other valuable consideration, the sufficiency of which you hereby acknowledge, you hereby agree to the following:

1.  The Letter Agreement is hereby amended as follows.

The 675 shares of Series E Preferred Stock of OPMG delivered to you shall be restricted and shall be subject to the following vesting schedule:

 (i)            39 shares of Series E Preferred Stock of OPMG for each 100,000 software licenses that are sold by PhoneGuard or its reseller(s), not to exceed an aggregate of 1,000,000 software licenses.

 (ii)           193 shares of Series E Preferred Stock of OPMG upon the aggregate sales of 1,000,000 software licenses by PhoneGuard or its reseller(s).

   (iii)           77 shares of Series E Preferred Stock of OPMG for each 100,000 software licenses that are sold by PhoneGuard or its reseller(s) over 1,000,000 software licenses.

To the extent that any and/or a partial amount of remaining shares are not fully vested within five (5) years following the date of the Letter Agreement or the earlier termination of your employment with OPMG, such unvested shares shall be cancelled.

Any shares of common stock of OPMG received through a conversion of the Series E Preferred Stock of OPMG shall be subject to the above vesting schedule; provided, however, the number of shares shall be appropriately adjusted to reflect the applicable conversion formula.

By signing below, you hereby agree in writing to be bound by the terms of this Agreement.

Yours very truly,

/s/ Steve Stowell

Steve Stowell
Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Scott Frohman
Scott Frohman